Independent Auditors' Consent

The Board of Directors
Applied Microbiology, Inc.:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                 /s/ KPMG PEAT MARWICK  LLP

New York, New York
April 12, 1996